Research Works, LLC agreement

Effective June 12, 2006, in consideration for The Research Works, LLC (“RW”) equity research services relating to this Company, including this report, to be performed through June 19, 2007, the Company agreed to pay RW a fee of 51,000 shares of the Company's common stock (restricted and refundable under certain circumstances outlined in the agreement with the client).  This report is based on RW's independent analysis and judgment.  The materials upon which the information at this site is based were based on sources believed to be reliable, but RW does not guarantee the information’s accuracy or completeness.  Unless otherwise noted, any interpretations, earnings estimates, and conclusions contained in this report are those of RW.  This report is not intended to constitute a recommendation for any particular investor to purchase or sell any particular security or that any particular security is suitable for any particular investor.  This report should not be construed as a recommendation or request to engage in any transaction, or an offer or solicitation of an offer to buy or sell any security or investment, and investors are advised to consult their personal broker or investment advisor before making any investment decision concerning any of the companies mentioned herein.  Use of this report may be subject to applicable rules of any self-regulatory organization of which you may be a member.  The information contained in this report is subject to change without notice, and RW assumes no responsibility to update the information contained in this report.  Subject to certain restrictions posted in the Legal section of RW's web site (www.stocksontheweb.com), RW and its affiliated entities and persons may purchase and hold positions in the securities of its clients, but they are prohibited from selling any securities of a RW client during the RW service period to such client.  © The Research Works, LLC 2006.  All rights reserved.  Additional and supporting information is available upon request.

Michael J. Ritger, who authored this report, has been an equity research analyst since 2003.  He passed the Uniform Investment Adviser Law Examination, Series 65, in August 2003, and he holds a BA (English) from Bates College and a Masters degree from the Yale School of Forestry and Environmental Studies.  Mr. Ritger certifies that the views expressed in this report are an accurate representation of his personal views about the Company and its publicly traded securities.